UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

ENGlobal Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

654 N. Sam Houston Parkway E. Suite 400 Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

(281) 878-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ENGlobal Corporation (the “Company” or “ENGlobal”) held its 2018 Annual Meeting of Stockholders on June 14, 2018. The following proposals were submitted to the holders of the Company’s common stock (the “Common Stock”) for a vote to:

●	Elect five directors to the Board of Directors of ENGlobal, and

●	Ratify the appointment of Moss Adams, LLP as the independent auditors of ENGlobal for fiscal year 2018.

The results of such votes were as follows:

1. The following votes were cast in the election of five nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
William A. Coskey, P.E.	16,183,311	807,091
David W. Gent, P.E.	15,930,145	1,060,257
Randall B. Hale	16,146,852	843,550
David C. Roussel	16,190,440	799,962
Kevin M. Palma	16,200,831	789,571

The number of broker non-votes for all directors was 8,303,884.

2. The following votes were cast in the ratification of the appointment of Moss Adams, LLP as the independent auditors of the Company for fiscal year 2018:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Broker Non-Votes
24,265,021	968,562	60,703	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGlobal Corporation

Dated: June 14, 2018	/s/ Mark A. Hess
Mark A. Hess Chief Financial Officer, Corporate Secretary and Treasurer